SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                 22-3720962

(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

      55 MADISON AVENUE, SUITE 300                          07960
         MORRISTOWN, NEW JERSEY
(Address of Principal Executive Offices)                 (Zip Code)

         If  this  form  relates                    If this form  relates
         to the  registration of                    to  the  registration
         a class  of  securities                    of   a    class    of
         pursuant   to   Section                    securities   pursuant
         12(b)  of the  Exchange                    to  Section  12(g) of
         Act  and  is  effective                    the  Exchange Act and
         pursuant   to   General                    is          effective
         Instruction   A.   (c),                    pursuant  to  General
         please     check    the                    Instruction  A.  (d),
         following box. |_|                         please    check   the
                                                    following box. |X|





 Securities Act registration statement file number to which this form relates:
                                   333-107711



     Securities to be registered pursuant to Section 12(b) of the Act: NONE

        Title of Each Class                    Name of Each Exchange on Which
        TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
        -------------------                    ------------------------------
           NOT APPLICABLE                            NOT APPLICABLE

        Securities to be registered pursuant to Section 12(g) of the Act:

                     CLASS A COMMON STOCK, PAR VALUE $0.001
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), of Access Integrated Technologies, Inc., a Delaware corporation (the "Company"). The information required in response to this Item with respect to the Class A Common Stock is set forth under the caption "Description of securities" (excluding the subsection captioned "Warrants") in the Company's Registration Statement on Form SB-2, Registration No. 333-107711, filed with the Securities and Exchange Commission (the "Commission") on August 6, 2003, as amended (the "Registration Statement"), and as subsequently amended and included in the prospectus dated August 11, 2005, pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is hereby incorporated herein by reference in its entirety. The Company's authorized capital stock consists of the following: (i) eighty million (80,000,000) shares of common stock, of which forty million (40,000,000) shares shall be Class A Common Stock, par value $0.001 per share and fifteen million (15,000,000) shares shall be Class B Common Stock, par value $0.001 per share and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share. The information set forth under the caption "Description of securities" in the Registration Statement have been filed with the Commission as part of the Registration Statement and are incorporated by reference.

ITEM 2.  EXHIBITS.

     1. Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)

     2. Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the SB-2 Registration Statement. (2)

     3. Specimen certificates representing Class A Common Stock of the Registrant, incorporated by reference to Exhibit 4.2 of the SB-2 Registration Statement. (3)


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(1) Previously filed with the Securities and Exchange Commission on February 17,
2004 as an exhibit to the Company's Form 10-QSB for the quarter ended December 31, 2003 (File No. 001-31810).

(2) Previously filed with the Securities and Exchange Commission on August 6, 2003 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-107711).

(3) Previously filed with the Securities and Exchange Commission on November 4, 2003 as an exhibit to the Company's Amendment No. 3 to the Registration Statement on Form SB-2 (File No. 333-107711).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                ACCESS INTEGRATED TECHNOLOGIES, INC.



Dated: April 12, 2006           By: /s/ Brian D. Pflug
                                   ---------------------------------------------
                                   Brian D. Pflug
                                   Senior Vice President, Accounting and Finance